UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2018

WARRIOR MET COAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38061	81-0706839
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

16243 Highway 216 Brookwood, Alabama		35444
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (205) 554-6150

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On February 26, 2018, Warrior Met Coal, Inc. (the “Company”) announced that it priced its previously announced private offering (the “Offering”) of $125.0 million aggregate principal amount of its 8.00% senior secured notes due 2024 (the “New Notes”). The New Notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside the United States in accordance with Regulation S under the Securities Act (“Regulation S”). The New Notes are being offered as additional notes under the indenture, dated as of November 2, 2017 (the “Indenture”), which also governs the Company’s existing 8.00% Senior Secured Notes due 2024 (the “Existing Notes”). If issued, the New Notes and the Existing Notes will rank pari passu in right of payment and constitute a single class of securities for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions, offers to purchase and collateral matters, and will be fungible (except that the New Notes to be issued pursuant to Regulation S will trade separately under different CUSIP/ISIN numbers until 40 days after the issue date, but thereafter any such holders may transfer their New Notes pursuant to Regulation S into the same CUSIP/ISIN numbers as the Existing Notes issued pursuant to Regulation S). The Company expects to use the net proceeds of the Offering, together with cash on hand accumulated prior to the declaration of any special cash dividend, to pay one or more such dividends of up to $350.0 million in the aggregate to all of its stockholders on a pro rata basis.

The Offering is expected to close on March 1, 2018, subject to customary closing conditions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of the New Notes in the Offering and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Forward-looking statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “project,” “target,” “foresee,” “should,” “would,” “could,” “potential,” or other similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements represent management’s good faith expectations, projections, guidance or beliefs concerning future events, and it is possible that the results described in this Current Report on Form 8-K will not be achieved. Specifically, the Company cannot assure you that the proposed transactions described above, including the Offering or payment of any special dividend, will be consummated on the terms the Company currently contemplates, if at all. Information concerning these and other factors can be found in the Company’s filings with the SEC, including its Form 10-K for the year ended December 31, 2017 and other reports filed from time to time with the SEC.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

99.1	Press release dated February 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warrior Met Coal, Inc.

Date: February 26, 2018	By:	/s/ Dale W. Boyles
Dale W. Boyles
Chief Financial Officer